UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2020

ZEBRA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 847-634-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $.01 per share	ZBRA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
364-Day Credit Agreement

On September 1, 2020, Zebra Technologies Corporation (the “Company”) entered into a 364-Day Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, pursuant to which the Company has obtained a $200 million term loan (the “Term Loan”), the proceeds of which will be used to pay a portion of the acquisition price for its previously announced acquisition of Reflexis Systems, Inc. The obligations under the Credit Agreement are secured on a pari passu basis with the obligations of the Company under that certain Amended and Restated Credit Agreement dated as of July 26, 2017 (as amended by Amendment No. 1 and Amendment No. 2, the “Existing Senior Credit Agreement”), by and among the Company, Zebra Diamond Holdings Limited, a subsidiary of the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as revolving facility administrative agent, tranche A term loan administrative agent and collateral agent.

The Term Loan will initially bear interest at a rate per annum equal to, at the Company’s option, either (1) the alternate base rate (“ABR”), plus an applicable margin or (2) the London interbank offered rate for U.S. dollars (for the applicable interest period) (“Adjusted LIBOR”), plus an applicable margin. The ABR is a rate per annum determined by reference to the highest of (a) the Federal Funds Rate plus 0.50% per annum, (b) the rate of interest that The Wall Street Journal from time to time publishes as the “U.S. Prime Rate,” (c) the London interbank offered rate for U.S. dollars (for a one-month interest period), at all times including statutory reserves, plus 1.00% per annum, and (d) 1.25%. The applicable margin with respect to ABR borrowings is 1.00% per annum, and the applicable margin with respect to Adjusted LIBOR borrowings is 2.00% per annum.

The Term Loan is required to be prepaid, subject to certain exceptions, with:

•100% of the net cash proceeds of certain asset sales and other dispositions of property by the Company or any of its restricted subsidiaries, subject to step-downs to 50% and 0% depending on the Company’s total secured net leverage ratio from time to time, subject to customary thresholds and reinvestment rights;
•50% of excess cash flow, subject to step-downs to 25% and 0% depending on the Company’s total secured net leverage ratio from time to time, to the extent any such amounts are not required to be used to prepay obligations outstanding under the Existing Senior Credit Agreement; and
•100% of the Company’s and its restricted subsidiaries’ net cash proceeds from issuances, offerings or placements of debt obligations not permitted under the Credit Agreement, to the extent any such amounts are not required to be used to prepay obligations outstanding under the Existing Senior Credit Agreement.

The Company may voluntarily prepay all or any portion of the outstanding Term Loan at any time subject to customary “breakage” costs with respect to Adjusted LIBOR loans. The Company is required to make scheduled quarterly payments of the original principal amount of the Term Loan. On each of December 31, 2020, March 31, 2021 and June 30, 2021, the scheduled quarterly payment will be 1.25% of the original principal amount of the Term Loan. The outstanding principal balance of the Term Loan will be due on August 31, 2021.

The Company’s obligations under the Term Loan are unconditionally guaranteed by each of its existing and future material wholly-owned domestic restricted subsidiaries (subject to customary exceptions and other limitations) and, together with obligations under the guarantees, are secured by a perfected first priority security interest (subject to customary exceptions and other limitations) in the collateral that also secures the obligations under the Existing Senior Credit Agreement.

The Company is required to comply with financial covenants consisting of (i) a quarterly maximum total net leverage ratio test and (ii) a quarterly minimum consolidated interest coverage ratio test, in each case, that is tested at the end of each fiscal quarter.

The Credit Agreement provides for negative covenants that, among other things and subject to certain significant exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to:

•incur indebtedness, make guarantees or engage in hedging arrangements;
•incur liens or engage in sale-leaseback transactions;
•make investments, loans and acquisitions;
•merge, liquidate or dissolve;
•sell assets, including capital stock of the Company’s subsidiaries;

•pay dividends on the Company’s capital stock or redeem, repurchase or retire its capital stock;
•alter the business the Company conducts;
•amend, prepay, redeem or purchase subordinated debt; and
•enter into agreements limiting subsidiary dividends and distributions.

The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs (subject to certain exceptions, including with respect to any breach of a financial covenant), the lenders under the Credit Agreement and/or the collateral agent may take various actions, including the acceleration of amounts due under the Term Loan and all actions permitted to be taken by a secured creditor under applicable law.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: September 4, 2020	By:	/s/ Cristen Kogl
Cristen Kogl
SVP, General Counsel